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                                                                   Exhibit T3E-4

                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION

In re:                        CASE NO.  01-10428-6B1

PLANET HOLLYWOOD              CHAPTER 11
INTERNATIONAL, INC., et al.

                              Jointly Administered
               Debtors.       Cases No. 01-10428-6B1 thru 01-
                          /   10444-6B1
--------------------------

           BALLOT FOR BENEFICIAL OWNERS OF SECURED PIK NOTES OF PLANET
        HOLLYWOOD INTERNATIONAL, INC., A DELAWARE CORPORATION, ACCEPTING
              OR REJECTING THE THIRD AMENDED PLAN OF REORGANIZATION

                          RECORD DATE: NOVEMBER 1, 2002

               VOTING DEADLINE: 5:00 P.M., EST ON DECEMBER 2, 2002

     THIS BALLOT IS TO BE USED BY BENEFICIAL OWNERS OF THE SECURED PIK NOTES DUE 2005 (the "Notes") ISSUED BY PLANET HOLLYWOOD INTERNATIONAL, INC. ("PHI"), A DELAWARE CORPORATION, FOR PURPOSES OF ACCEPTING OR REJECTING PHI'S THIRD AMENDED PLAN OF REORGANIZATION (the "Plan"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT PROMPTLY. THE BALLOT SHOULD BE RETURNED TO THE RESPECTIVE BROKERAGE FIRM OR FINANCIAL INSTITUTION WHO FORWARDED THIS BALLOT TO YOU (THE, "INFORMATION AGENT"). THE RESPECTIVE INFORMATION AGENT MUST RECEIVE THE BALLOT BY 5:00 P.M. EST, ON DECEMBER 2, 2002, UNLESS THE DATE IS EXTENDED BY PHI (THE "VOTING DEADLINE"). THE BALLOT WILL NOT BE COUNTED IF IT IS NOT TIMELY. PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE RECEIVED BY THE INFORMATION AGENT BY THE VOTING DEADLINE. YOU MAY FAX YOUR BALLOT TO THE INFORMATION AGENT, PROVIDED (A) THAT IT IS RECEIVED BY THE VOTING DEADLINE, AND
(B) THE ORIGINAL BALLOT IS RECEIVED BY THE INFORMATION AGENT NO LATER THAN FIVE
(5) BUSINESS DAYS AFTER THE VOTING DEADLINE. IF THE ORIGINAL OF A FAXED BALLOT IS RECEIVED AFTER THAT DATE AND TIME, NEITHER THE FAXED BALLOT NOR THE ORIGINAL WILL BE COUNTED.

     To have your vote counted, this Ballot must be completed and returned so that it is received by the Information Agent, by 5:00 p.m., EST time, on the Voting Deadline, unless extended (the "Voting Deadline") at the following address and facsimile number:

     By Mail, by Hand and by Overnight Courier:

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     (To be filled in by respective Information Agent)

     also by Facsimile Transmission

     [Note that the original of any ballot sent by facsimile must also be delivered to United States Trust Company of New York no later than five (5) business days after the Voting Deadline, or it will not count]

PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE BALLOT BEFORE COMPLETING THE BALLOT:

Item 1. Aggregate Principal Amount of Notes. This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of Notes indicated below as of November 1, 2002, the voting record date. (Note: it is important that you fill out each column):

------------------------------------------------------------------------------
                                                             Name of Custodian
                                                              Bank or Broker
Customer Account             Aggregate Principal             Nominee Where the
    Numbers                    Amount of Notes                 Notes Are Held
------------------------------------------------------------------------------
                             $
------------------------------------------------------------------------------
                             $
------------------------------------------------------------------------------

          If you own Notes but they are held by someone else on your behalf and you do not know the amount, please contact that individual or entity immediately.

Item 2. Class 6 (Notes) Vote. The beneficial owner of the aggregate principal amount of Notes set forth in Item 1 votes with respect to the proposed treatment of its Claims against PHI as follows (check one box only):

          [ ] TO ACCEPT THE PLAN

          [ ] TO REJECT THE PLAN

Item 3. Certification as to Notes Held in Additional Accounts. By signing and returning this Ballot, the undersigned certifies that the beneficial owner either (a) has not submitted any other Ballots for the Notes held in other accounts or record names, OR (b) has provided the information specified in the following table for all

                                       2

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          other Notes for which the beneficial owner has submitted additional
          Ballots (please use additional sheets if necessary):

-------------------------------------------------------------------------------
                                                              Name of Custodian
                                                                 Bank or Broker
Other Account               Aggregate Principal               Nominee Where the
    Numbers                   Amount of Notes                   Notes Are Held
-------------------------------------------------------------------------------
                                                              $
-------------------------------------------------------------------------------
                                                              $
-------------------------------------------------------------------------------

Item 4. By signing and returning this Ballot, the undersigned certifies and/or acknowledges that:

          (a) the beneficial owner has been provided with a copy of the Plan and PHI's Third Amended Disclosure Statement ("Disclosure Statement");

          (b) the beneficial owner of the aggregate principal amount of Notes set forth in Item 1 has full power and authority to vote to accept or reject the Plan;

          (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above;

          (d) this Ballot has been executed on behalf of a single beneficial owner, and

          (e) this solicitation of Plan acceptances is subject to all the terms and conditions set forth in the Disclosure Statement.

     Name:
           ---------------------------------------------------------------------
                 (Print or type)

     Social Security or Federal Tax I.D. No.:
                                              ----------------------------------
                                                          (optional)


     Signature:
                ----------------------------------------------------------------


     By:
         -----------------------------------------------------------------------
               (if appropriate)

     Title:
            --------------------------------------------------------------------
               (if appropriate)

                                       3

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     Street Address:
                     -----------------------------------------------------------

     City, State, Zip Code:
                            ----------------------------------------------------

     Telephone Number:    (   )
                       ---------------------------------------------------------

     Date Completed:
                     -----------------------------------------------------------

     THIS BALLOT MUST BE RECEIVED BY THE INFORMATION AGENT, AT THE ADDRESS LISTED ABOVE, BY 5:00 P.M. EST, ON DECEMBER 2, 2002, UNLESS EXTENDED BY PHI OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                                       4

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                     INSTRUCTIONS FOR COMPLETING THE BALLOT

     PHI is soliciting your vote pursuant to the provisions of Chapter 11 of the Bankruptcy Code with respect to the Plan. Please review the Plan and Disclosure Statement in its entirety, including the appendices thereto, before you vote.

Instructions: Please complete this Ballot as follows:

     (a) complete Item 1 (if not already filled out by your nominee) with the understanding that the information provided by you will be used for the tabulation of votes on the Plan. Please contact your nominee if you are unsure of the principal amount of the Notes you own;

     (b) vote to accept or reject the Plan by checking the appropriate box in
Item 2;

     (c) provide the information required in Item 3 if you have submitted any other Ballots for Notes held in other accounts or record names;

     (d) review the acknowledgment set forth in Item 4;

     (e) SIGN and date this Ballot, and provide your address if it does not appear on the Ballot (unless your Ballot has already been signed or "prevalidated" by your nominee). By signing and returning this Ballot you are voting all of your Notes with respect to the Plan;

     (f) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item on the Ballot);

     (g) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing, and provide proof of your authorization to so sign; and

     (h) return this Ballot in the enclosed return envelope EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED BY YOUR NOMINEE AND THEN FORWARDED TO THE INFORMATION AGENT SO THAT IT IS RECEIVED BY 5:00 P.M. EST, ON DECEMBER 2, 2002, UNLESS EXTENDED BY PHI. ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL NOT BE COUNTED.

     * YOU MUST VOTE EITHER TO ACCEPT OR REJECT THE PLAN, AND YOU MAY NOT SPLIT YOUR VOTE.

     * YOU SHOULD HAVE RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE INFORMATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

                                       5

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     * IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES,
OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PLAN AND/OR OTHER ENCLOSED MATERIAL, PLEASE CALL THE INFORMATION AGENT.

Please Note:

     This Ballot shall not constitute or be deemed a proof of claim, equity interest or an assertion of a claim or equity interest.

     No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan.

                                       6